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Exhibit n.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 1, 2002, in Post-Effective Amendment No. 2 to the Registration Statement (Form N-2 No. 333-100385) and related Prospectus of Gladstone Capital Corporation for the registration of $75,000,000 of its common stock, preferred stock and debt securities.

                        /s/ Ernst & Young

McLean, Virginia
July 12, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM